UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 29, 2007

The Walt Disney Company

(Exact name of registrant as specified in its charter)

Delaware	1-11605	No. 95-4545390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street Burbank, California 91521
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 560-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This current report on Form 8-K/A amends and restates in its entirety the current report on Form 8-K of The Walt Disney Company dated December 3, 2007 filed with the Securities and Exchange Commission on December 3, 2007. The only amendments reflected in this Form 8-K/A are (i) the correction of the CUSIP number and the ISIN number relating to the Notes (as defined below), (ii) the refiling of Exhibit 4.1 reflecting the corrected CUSIP number and (iii) the date on the signature page has been changed to December 5, 2007.

Item 8.01.                          Other Events.

On November 29, 2007, The Walt Disney Company (the “Company”) entered into a Terms Agreement with Banc of America Securities LLC, BMO Capital Markets Corp., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Mitsubishi UFJ Securities International plc with respect to the offer and sale of $750,000,000 aggregate principal amount of its 4.70% Global Notes due 2012 (the “Notes”). The Notes were offered to the public at 99.772% of par and proceeds to the Company net of underwriting discount of 0.35%, before expenses, was 99.422% of par. The Notes were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement on Form S-3 (File No. 333-122139) of the Company. The Notes are being issued pursuant to a Senior Debt Securities Indenture, dated as of September 24, 2001, between the Company and Wells Fargo Bank, National Association, as trustee. The CUSIP number and ISIN number relating to the Notes are as follows:  CUSIP number:  254687 AV8 and ISIN number:  US254687AV89.

Item 9.01.                          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Terms Agreement, dated November 29, 2007, between The Walt Disney Company and the several underwriters set forth therein.*

4.1	Form of Note.

5.1	Opinion of Dewey Ballantine LLP relating to the Notes.*

23.1	Consent of Dewey Ballantine LLP (included in Exhibit 5.1 above).*

*Previously filed with the Form 8-K on December 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WALT DISNEY COMPANY

By:	/s/ Roger J. Patterson
Name:	Roger J. Patterson
Title:	Vice President, Counsel
Registered In-House Counsel

Dated: December 5, 2007

EXHIBIT INDEX

Exhibit No.	Description

1.1	Terms Agreement, dated November 29, 2007, between The Walt Disney Company and the several underwriters set forth therein.*

4.1	Form of Note.

5.1	Opinion of Dewey Ballantine LLP relating to the Notes.*

23.1	Consent of Dewey Ballantine LLP (included in Exhibit 5.1 above).*

*Previously filed with the Form 8-K on December 3, 2007.